SunTrust

3333 Peachtree Road, N.E.

Center Code 3913

Atlanta, Georgia 30326

Member NASD and SIPC

August 7, 2007

Confirmation of Swap Transaction

THIS LETTER AGREEMENT SHOULD BE REVIEWED, EXECUTED BY AN AUTHORIZED PERSON(S), AND RETURNED IMMEDIATELY VIA FAX TO 404-926-5827 OR 404-926-5826.

(Please direct any questions to Faraz Ansari at 404-926-5819.)

David Fiorenza

Vice President &

Principal Financial Officer at NewMarket Corporation

Foundry Park I, LLC

330 South 4th St.

Richmond, Virginia 23219

Ph#: 804-788-5055

Fax#: 804-788-5435

REF: 120716

Dear Mr. Fiorenza:

The purpose of this Confirmation is to set forth the terms and conditions of the Swap Transaction entered into between SunTrust Bank ("SunTrust") and Foundry Park I, LLC ("Counterparty") on the Trade Date specified below. The definitions and provisions contained in the 2000 Definitions published by the International Swaps and Derivatives Association, Inc. ("ISDA"), as amended and supplemented from time to time (the "Definitions"), are incorporated by reference into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement as to the terms of the Swap Transaction. SunTrust and the Counterparty agree to use all reasonable efforts promptly to execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), with such modifications as the parties will in good faith agree. Upon the execution of the ISDA Master Agreement, as amended and supplemented from time to time (the "Agreement"), this Confirmation will supplement, form a part of, and be subject to the Agreement. All provisions contained in or incorporated by reference in the Agreement upon its execution will govern this Confirmation except as expressly modified below. Until such execution, this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if it had been executed in such form (but without any Schedule, except for the election of the laws of the State of New York as the governing law) on the Trade Date.

1. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount: See attached Schedule A

Trade Date: August 7, 2007

Effective Date: August 7, 2007

Termination Date: January 1, 2010, with adjustment in accordance with the Modified Following Business Day Convention

Business Days: New York and London

Calculation Agent: SunTrust

Fixed Amounts

Fixed Rate Payer: Counterparty

Fixed Rate Payer Payment Dates: The 1st day of each month, beginning September 1, 2007, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate: 4.975% per annum

Fixed Rate Day Count Fraction: Actual/360

Adjustment to Period End Dates: Applicable

Floating Amounts

Floating Rate Payer: SunTrust

Floating Rate Payer Payment Dates: The 1st day of each month, beginning September 1, 2007, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Option: USD-LIBOR-BBA, however the reference to "London Banking Days" in the third line of the definition of "USD-LIBOR-BBA" as published in Section 7.1.(w).(xvii) of the Annex to the 2000 ISDA Definitions is replaced by "New York and London Business Days".

Designated Maturity: 1 month

Floating Rate for initial Calculation Period: 5.33% per annum

Floating Rate Day Count Fraction: Actual/360

Spread: Inapplicable

Adjustment to Period End Dates: Applicable

Reset Dates: The first day of each Floating Rate Payer Calculation Period

2. Other Provisions

(a) Relationship Between the Parties. Each party hereto will be deemed, as of the Trade Date, to represent to the other party (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Swap Transaction): -

(i) Non-Reliance. It is acting for its own account, it has consulted appropriate legal, tax, financial and other advisers prior to entering into the Swap Transaction, and it has made its own independent decisions to enter into the Swap Transaction and as to whether the Swap Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Swap Transaction, it being understood that information and explanations related to the terms and conditions of the Swap Transaction will not be considered investment advice or a recommendation to enter into the Swap Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Swap Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Swap Transaction. It is also capable of assuming, and assumes, the risks of the Swap Transaction.

(iii) Status of Parties. THE OTHER PARTY IS NOT ACTING AS A FIDUCIARY FOR OR AN ADVISER TO IT IN RESPECT OF THE SWAP TRANSACTION.

(b) SunTrust has the right, but not the obligation, to terminate the Swap Transaction if seventy-five (75) days have elapsed since the Trade Date and the ISDA Form and its accompanying Schedule have not been executed by the Counterparty and received by SunTrust. If this right to terminate is exercised, SunTrust will be entitled to receive from the Counterparty, or will be required to pay to the Counterparty, the fair market value for such termination as determined by SunTrust in good faith and in accordance with market practice and its own customary procedures.

(c) To help the government fight the funding of terrorism and money-laundering activities, federal law requires SunTrust to obtain, verify, and record certain identifying information about its customers. The Counterparty will need to provide to SunTrust its legal name, physical address, date of birth, if applicable, and other identifying information, including identifying documents, to assist in this verification process.

3. Account Details

Payments between the parties will be made via SunTrust deposit/debit account (DDA) #1000056391427.

Please confirm that the foregoing correctly sets forth the terms of the Swap Transaction by signing this Confirmation and immediately returning all its pages via fax (without a cover sheet) to 404-926-5827 or 404-926-5826.

Very truly yours, Accepted and Confirmed as of the date first written:

SUNTRUST BANK FOUNDRY PARK I, LLC

By: /s/ Rafeek Ghafur By: /s/ Bruce R. Hazelgrove, III

Name: Rafeek Ghafur Name: Bruce R. Hazelgrove, III

Title: Vice President Title: Vice President

SCHEDULE A*

Period Begin Dates Period End Dates Notional Amount
8/7/2007	9/4/2007	4,605,622.00
9/4/2007	10/1/2007	5,091,579.43
10/1/2007	11/1/2007	5,584,372.12
11/1/2007	12/3/2007	6,732,626.71
12/3/2007	1/2/2008	8,186,472.59
1/2/2008	2/1/2008	10,115,717.10
2/1/2008	3/3/2008	12,055,443.03
3/3/2008	4/1/2008	15,876,062.47
4/1/2008	5/1/2008	19,828,058.42
5/1/2008	6/2/2008	23,971,648.73
6/2/2008	7/1/2008	28,232,107.83
7/1/2008	8/1/2008	32,702,979.93
8/1/2008	9/2/2008	37,200,936.02
9/2/2008	10/1/2008	41,257,251.20
10/1/2008	11/3/2008	44,953,484.28
11/3/2008	12/1/2008	48,491,645.20
12/1/2008	1/2/2009	52,873,439.09
1/2/2009	2/2/2009	56,204,551.67
2/2/2009	3/2/2009	59,432,628.30
3/2/2009	4/1/2009	62,650,731.99
4/1/2009	5/1/2009	65,512,822.19
5/1/2009	6/1/2009	68,203,909.10
6/1/2009	7/1/2009	72,525,492.66
7/1/2009	8/3/2009	76,590,865.33
8/3/2009	9/1/2009	80,492,087.08
9/1/2009	10/1/2009	84,043,729.12
10/1/2009	11/2/2009	87,615,443.85
11/2/2009	12/1/2009	91,113,844.72
12/1/2009	1/4/2010	93,998,193.11

*Schedule A, subject to adjustment for the Period End Dates in accordance with the Modified Following Business Day Convention.